Exhibit 99.2
UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL INFORMATION
On July 29, 2011, RealPage, Inc. (the “Company” or “we”) acquired all of the issued and outstanding shares of Senior-Living.com, Inc., operating under the name SeniorLiving.net (“SLN”), for a purchase price which consists of a cash payment of $4.0 million at closing, additional cash payments of $0.5 million, half of which is due on the first and second anniversaries of the acquisition date, and a deferred earn out payment of up to $0.5 million in cash and up to 400,000 shares of our common stock, in each case payable based on the achievement of specified milestones on or before June 30, 2014. We have estimated the initial purchase price allocation in consideration of these proforma financial statements as the final purchase price allocation has not been completed as of this filing. The acquisition of SLN expands our lead generation capabilities into the senior living rental housing market.
We have derived the following unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated financial statements of the Company, included in our June 30, 2011 Quarterly Report filed on Form 10-Q with the Securities and Exchange Commission on August 9, 2011. The December 31, 2010 and the three and six months ended June 30, 2011 unaudited combined condensed pro forma statements of income, as adjusted, give pro forma effect to the acquisition of SLN as if the transaction occurred at the beginning of the year presented. The unaudited combined condensed pro forma balance sheet as of June 30, 2011 gives pro forma effect to this acquisition as if it occurred on June 30, 2011. We collectively refer to the adjustments relating to the acquisition as the “Acquisition Adjustments.” We have described the adjustments, which are based upon available information and upon assumptions that management believes to be reasonable, in the accompanying notes. The unaudited combined condensed pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the acquisitions actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.
The unaudited combined condensed pro forma financial information reflects that we recorded the acquisitions under our business combinations accounting policy. Under this policy, the total preliminary purchase price for SLN was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values. With the acquisition of SLN, we expect to expand our lead generation capabilities into the senior living rental housing market and increase our customer base. These factors contributed to a purchase price in excess of the fair value of the SLN net tangible and intangible assets acquired, and as a result, the Company has recorded goodwill in connection with this transaction. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change within the measurement period. The Company expects the allocation of the purchase price to be final in the fourth quarter of 2011.
You should read our unaudited combined condensed pro forma financial information and the related notes in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2011 and related notes and the financial statements and related notes for SLN included as Exhibit 99.1 in this Current Report on form 8-K/A.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(in thousands, except per share data)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	SLN (2)	Adjustments		Combined(3)
Revenue	$188,274	$227	$—		$188,501
Cost of revenue	79,044	364	400	(4)	79,808
Product development	36,922	143	—		37,065
Sales and marketing	37,693	12	565	(4)	38,270
General and administrative	28,328	779	19	(4)	29,126
Interest expense and other, net	5,501	138	(138	)(5)	5,501

Income (loss) before income taxes	786	(1,209)	(846)		(1,269)
Income tax expense (benefit)	719	—	(822	)(6)	(103)

Net income (loss)	$67	$(1,209)	$(24)		$(1,116)

Net loss available to common stockholders	$(2,877)				$(4,110)
Loss per share available to common stockholders:
Basic	$(0.07)				$(0.10)
Diluted	$(0.07)				$(0.10)
Shares used in computation of per share amounts
Basic	39,737				40,137
Diluted	39,737				40,137

(1)	Derived from the audited consolidated statement of operations for RealPage, Inc. for the year ended December 31, 2010.

(2)	Derived from the audited statement of operations for SLN for the year ended December 31, 2010.

(3)
We have presented our unaudited combined condensed pro forma statement of operations for the year ended December 31, 2010 as if the acquisition of SLN had been completed at the beginning of the period presented. As this acquisition occurred in July 2011, there were no results from SLN reported in our consolidated statement of operations for the year ended December 31, 2010. Adjustments have been made to the combined results to reflect the increase of consolidated expenses of SLN that were not included in the acquisition, as well as, additional operating expenses as discussed below.

(4)
Entries to reflect additional amortization expense for SLN acquired identifiable intangible assets (using an estimated useful life of three to ten years), additional stock compensation expense and increase salary of staff for the period January 1, 2010 through December 31, 2010.

(5)	Entry to reduce interest expense related to the elimination of notes payable for SLN for the period January 1, 2010 through December 31, 2010.

(6)
Adjustment represents the tax effect of the net adjustments to the pro forma financial statements as discussed above based upon the Acquisition Adjustments and the historical results of operations of SLN, assuming an effective tax rate of 40.0%.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
For the Three Months Ended June 30, 2011
(in thousands, except per share data)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	SLN (2)	Adjustments		Combined(3)
Revenue	$61,635	$224	$—		$61,859
Cost of revenue	25,810	172	100	(4)	26,082
Product development	10,537	12	—		10,549
Sales and marketing	14,510	22	141	(4)	14,673
General and administrative	9,574	377	26	(4)	9,977
Interest expense and other, net	732	29	(29	)(5)	732

Income (loss) before income taxes	472	(388)	(238)		(154)
Income tax expense (benefit)	190	—	(250	)(6)	(60)

Net income (loss)	$282	$(388)	$12		$(94)

Net income (loss) available to common stockholders	$282				$(94)
Income (loss) per share available to common stockholders:
Basic	$0.00				$0.00
Diluted	$0.00				$0.00
Shares used in computation of per share amounts
Basic	68,673				69,073
Diluted	72,012				69,073

(1)	Derived from the unaudited consolidated statement of operations for RealPage, Inc. for the three months ended June 30, 2011.

(2)	Derived from the unaudited statement of operations for SLN for the three months ended June 30, 2011.

(3)
We have presented our unaudited combined condensed pro forma statement of operations for the three months ended June 30, 2011 as if the acquisition of SLN had been completed at the beginning of the period presented. As this acquisition occurred in July 2011, there were no results from SLN reported in our consolidated statement of operations for the three months ended June 30, 2011. Adjustments have been made to the combined results to reflect the increase of consolidated expenses of SLN for subsidiaries that were not included in the acquisition, as well as, additional operating expenses as discussed below.

(4)
Entries to record additional amortization expense for SLN acquired identifiable intangible assets (using an estimated useful life of three to ten years), additional stock compensation expense and increase salary of staff for the period April 1, 2011 through June 30, 2011.

(5)	Entry to reduce interest expense related to the elimination of notes payable for SLN for the period April 1, 2011 through June 30, 2011.

(6)
Adjustment represents the tax effect of the net adjustments to the pro forma financial statements as discussed above based upon the Acquisition Adjustments and the historical results of operations of SLN, assuming an effective tax rate of 40.0%.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2011
(in thousands, except per share data)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	SLN (2)	Adjustments		Combined(3)
Revenue	$119,183	$369	$—		$119,552
Cost of revenue	50,493	265	200	(4)	50,958
Product development	20,853	25	—		20,878
Sales and marketing	27,304	25	282	(4)	27,611
General and administrative	19,350	590	51	(4)	19,991
Interest expense and other, net	1,898	57	(57	)(5)	1,898

Loss before income taxes	(715)	(593)	(476)		(1,784)
Income tax benefit	(349)	—	(428	)(6)	(777)

Net loss	$(366)	$(593)	$(48)		$(1,007)

Net loss available to common stockholders	$(366)				$(1,007)
Loss per share available to common stockholders:
Basic	$(0.01)				$(0.02)
Diluted	$(0.01)				$(0.02)
Shares used in computation of per share amounts
Basic	67,741				68,141
Diluted	67,741				68,141

(1)	Derived from the unaudited consolidated statement of operations for RealPage, Inc. for the six months ended June 30, 2011.

(2)	Derived from the unaudited statement of operations for SLN for the six months ended June 30, 2011.

(3)
We have presented our unaudited combined condensed pro forma statement of operations for the six months ended June 30, 2011 as if the acquisition SLN had been completed at the beginning of the period presented. As this acquisition occurred in July 2011, there were no results from SLN reported in our consolidated statement of operations for the six months ended June 30, 2011. Adjustments have been made to the combined results to reflect the increase of consolidated expenses of SLN for subsidiaries that were not included in the acquisition, as well as, additional operating expenses as discussed below.

(4)
Entries to reflect additional amortization expense for SLN acquired identifiable intangible assets (using an estimated useful life of three to ten years), additional stock compensation expense and increase salary of staff for the period January 1, 2011 through June 30, 2011.

(5)	Entry to reduce interest expense related to the elimination of notes payable for SLN for the period January 1, 2011 through June 30, 2011.

(6)
Adjustment represents the tax effect of the net adjustments to the pro forma financial statements as discussed above based upon the Acquisition Adjustments and the historical results of operations of SLN, assuming an effective tax rate of 40.0%.

UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEET
June 30, 2011
(in thousands, except share amounts)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	SLN (2)	Adjustments		Combined(3)
Assets
Current assets:
Cash and cash equivalents	$111,985	$12	$(4,015	)(5)	$107,982
Restricted cash	15,909	—	—		15,909
Accounts receivable, net	33,612	123	—		33,735
Deferred tax asset, net of valuation	1,539	—	—		1,539
Other current assets	8,207	4	—		8,211

Total current assets	171,252	139	(4,015)		167,376
Property and equipment, net	23,607	20	—		23,627
Goodwill	87,163	—	9,478	(4)	96,641
Identified intangible assets, net	58,402	1,060	5,330	(6)	64,792
Deferred tax asset, net of valuation allowance	18,079	—	(2,556	) (10)	15,523
Other assets	2,673	—	—		2,673

Total assets	$361,176	$1,219	$8,237		$370,632

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,381	$94	$—		$7,475
Accrued expenses and other current liabilities	22,699	163	—		22,862
Current portion of deferred revenue	51,541	—	—		51,541
Revolving credit facility	—	29	(29	)(7)	—
Current portion of long-term debt	10,781	1,050	(1,050	)(7)	10,781
Customer deposits held in restricted accounts	15,833	—	—		15,833

Total current liabilities	108,235	1,336	(1,079)		108,492
Deferred revenue	8,778	—	—		8,778
Long-term debt, less current portion	49,867	—	—		49,867
Other long term liabilities	5,258	—	803	(8)	6,061

Total noncurrent liabilities	63,903	—	803		64,706

Total liabilities	172,138	1,336	(276)		173,198
Common stock	71	5	(5	)(9)	71
Additional paid-in capital	280,530	2,229	6,167	(9)	288,926
Treasury stock	(1,431)	—	—		(1,431)
Retained earnings	(90,096)	(2,351)	2,351	(9)	(90,096)
Accumulated other comprehensive loss	(36)	—	—		(36)
Total stockholders’ equity (deficit)	189,038	(117)	8,513	(9)	197,434

Total liabilities and stockholders’ equity (deficit)	$361,176	$1,219	$8,237		$370,632

(1)	Derived from the unaudited consolidated balance sheet for RealPage, Inc. at June 30, 2011.

(2)	Derived from the unaudited balance sheet for SLN at June 30, 2011.

(3)	We have presented our unaudited combined condensed pro forma balance sheet as of June 30, 2011 as if the acquisition of SLN had been completed on June 30, 2011.

(4)	We have estimated the preliminary purchase price allocation in consideration of these proforma financial statements as the final purchase price allocation has not been completed as of this filing.

The preliminary purchase price allocation is as follows:

Purchase price calculation:
Cash paid	$4,015
Deferred cash payment	474
Fair value of cash earn-out (a)	329
Fair value of stock earn-out (a)	8,396

$13,214

(a)
These fair values were based on management’s estimate of the fair value of the cash and the common shares using a probability weighted discounted cash flow model on the achievement of certain revenue targets. The cash payment and the restricted common shares have a maximum value of $0.5 million and $9.6 million, respectively.

Allocation of purchase price:
Intangible assets
Developed product technologies	1,200
Customer relationships	2,630
Tradenames	2,560
Goodwill	9,478
Net other assets	(2,654)

Total allocated purchase price	$13,214

(5)	Entry to reflect the cash payment of $4.0 million, as shown in (4) above.

(6)	Entry to reflect the elimination of SLN’s historical amounts of identified intangible assets, net and the acquisition of intangible assets from the acquisition of SLN, as shown in (4) above.

(7)	Entries to reflect the elimination of SLN’s revolving credit facility and convertible notes payable which were paid by former SLN shareholders with proceeds from the acquisition.

(8)
Entries to reflect the establishment of long-term liabilities for deferred cash payment of $0.5 million, half of which is due on the first and second anniversaries of the acquisition date, and an estimated fair value of cash earn-out payment of $0.3 million.

(9)	Entries to reflect the elimination of SLN’s historical shareholders’ deficit of $0.1 million and the issuance of common stock of RealPage, Inc. at an estimated fair value of $8.4 million.

(10)	Entry to reflect the impact of the deferred tax liability created upon acquisition of intangible assets.